UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2016

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

Item 9.01	Financial Statements and Exhibits

Signature

Item 1.01                   Entry into a Material Definitive Agreement

Offering and Private Placement Transaction

On May 2, 2016, Golden Minerals Company (the “Company”), a Delaware corporation, entered into a Securities Purchase Agreement with certain institutional investors (the “Securities Purchase Agreement”) providing for the issuance and sale by the Company in a registered direct offering (the “Offering”) of 8,000,000 shares of common stock at a price of $0.50 per share (the “Offering Shares”), and in a concurrent private placement transaction (the “Private Placement”) the issuance of common stock purchase warrants (the “Warrants”, and together with the Offering Shares, the “Securities”) to purchase up to 6,000,000 shares of common stock at an exercise price of $0.75 per share, for aggregate gross proceeds of $4,000,000.

The Offering Shares are registered pursuant to the Company’s registration statement on Form S-3 (File No. 333-199026), as amended, and a prospectus supplement thereto filed with the Securities and Exchange Commission (“SEC”). The Warrants were offered and sold without registration under the Securities Act of 1933, as amended (the “Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Act and/or Regulation D promulgated thereunder.  Each Warrant is exercisable on the later of six months from the date of issuance or the date the Company receives Stockholder Approval (as defined below) and files the Charter Amendment (as defined below), and has a term expiring five years after such initial exercise date.

In connection with the Private Placement, the Company entered into a warrant agreement (the “Warrant Agreement”) with Computershare Trust Company N.A. (the “Warrant Agent”) pursuant to which the Warrants were issued and the Warrant Agent agreed to act as registrar and warrant agent for the Warrants.

Rodman & Renshaw, a unit of H.C. Wainwright & Co. (the “HCW”) acted as the exclusive placement agent in connection with the Offering and Private Placement. HCW did not purchase or sell any securities, nor was it required to arrange the purchase or sale of any minimum number or dollar amount of securities. HCW agreed to use its reasonable best efforts to arrange for the sale of the Securities. HCW was paid a cash fee equal to five percent (5%) of the aggregate gross proceeds received by the Company from the sale of the Securities at the closing of the Offering and Private Placement and received $35,000 for reimbursement of its expenses.

The Company intends to use the proceeds from the Offering and Private Placement for exploration expenditures for the Company’s San Luis del Cordero property, the Santa Maria property, or for acquisition, exploration, and development of other exploration or development properties in Mexico, setting aside funds for payment of principal and interest on the Sentient Note (as defined below) upon maturity, and for other working capital requirements and general corporate purposes.

The Offering and concurrent Private Placement closed on May 6, 2016.

Sentient Agreement

On May 2, 2016, the Company entered into an Agreement Regarding Warrants Exercise and Note Conversion with its largest stockholder, Sentient Global Resources Fund IV, L.P. (“Sentient”), which along with its affiliates collectively held approximately 49% of the Company’s outstanding common stock prior to the Offering (the “Sentient Agreement”). In the Sentient Agreement, Sentient agreed not to exercise Company warrants and not to exercise conversion rights pursuant to a senior secured convertible note held by it (the “Sentient Note”), exercisable and convertible into approximately 8,165,000 shares of common stock in the aggregate, until the earlier to occur of (i) July 19, 2016, or (ii) the date Stockholder Approval is obtained and the Charter Amendment is filed and accepted by the Delaware Secretary of State.  By entering into the Sentient Agreement, approximately 8,165,000 shares of common stock were made available for issuance in the Offering. The Company is currently seeking approval from its stockholders at its 2016 annual meeting of stockholders, which is scheduled to be held on May 19, 2016, to amend its Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000 (“Stockholder Approval”).  Following the issuance of the Offering shares, Sentient, together with its affiliates, holds approximately 44% of the Company’s outstanding common stock.

In connection with the Sentient Agreement, the Company entered into (i) an Amendment No. 1 to the Warrant Agreement (“2014 Warrant Agreement Amendment”) by and between the Company and the Warrant Agent, dated as of September 10, 2014, and (ii) an Amendment No. 2 to the Warrant Agreement (“2012 Warrant Agreement Amendment”, and together with the 2014 Warrant Agreement Amendment, the “Warrant Amendments”) by and between the Company and the Warrant Agent, dated as of September 19, 2012, as amended. The referenced Warrant Agreements, as amended, govern Company warrants held by Sentient and its affiliates.  Pursuant to the Warrant Amendments, the Company agreed to further indemnify the Warrant Agent in connection with the Company’s not reserving during the term of the Sentient Agreement a sufficient number of authorized and unissued shares of common stock to satisfy the Company’s obligations to issue shares to Sentient under the exercise of Sentient’s outstanding warrants. The Warrant Amendments automatically terminate on the earlier to occur of (i) July 19, 2016, or (ii) the date Stockholder Approval is obtained and the Charter Amendment is filed and accepted by the Delaware Secretary of State.

Additional Shares Resulting from the Offering and Private Placement

As a result of anti-dilution provisions in the Company’s outstanding warrants, the consummation of the Offering and Private Placement will result in adjustments that reduce the exercise price and increase the number of shares issuable under the Company’s outstanding warrants.

In September 2012, the Company closed on a public offering and concurrent private placement with Sentient in which it sold units consisting of one share of Common Stock and a five-year warrant to acquire one half of a share of Common Stock at an exercise price of $8.42 per share (the “2012 Warrants”).  The exercise price was subsequently adjusted downward after a number of anti-dilution adjustments and prior to the Offering and Private Placement, was $5.09 per share with warrant holders having the right to purchase in the aggregate 5,677,757 shares of common stock for the 6,863,298 outstanding 2012 Warrants. As a result of the Offering and Private Placement, the number of shares of common stock issuable upon exercise of the 2012 Warrants will be increased from 5,677,757 shares to 6,112,588 shares (434,830 share increase) and the exercise price will be decreased from $5.06 per share to approximately $4.73 per share due to the anti-dilution provisions of the 2012 Warrants.

In September 2014, the Company closed on a public offering and concurrent private placement with Sentient in which it sold units, consisting of one share of Common Stock and a five-year warrant to acquire one half of a share of Common Stock at an exercise price of $1.21 per share (the “2014 Warrants”). The exercise price was subsequently adjusted downward after a number of anti-dilution adjustments and prior to the Offering and Private Placement, was $0.91 per share with warrant holders having the right to purchase in the aggregate 5,365,983 shares of common stock for the 9,492,000 outstanding 2014 Warrants. Pursuant to the anti-dilution provisions in the 2014 Warrants issued in the public offering, as a result of the Offering and Private Placement, the number of shares of common stock issuable upon exercise of the 2014 Warrants issued in the public offering will be increased from 2,465,983 shares to 2,556,009 shares (90,026 share increase), and the 2014 Warrants’ exercise price will be decreased from $0.91 per share to approximately $0.87 per share. Pursuant to the anti-dilution provisions in the Sentient 2014 Warrants, the exercise price would be adjusted downward to approximately $0.87 per share as noted above, but there would be no increase in the shares underlying the Sentient 2014 Warrants. Sentient would continue to hold 2014 Warrants exercisable for 2,900,000 shares of common stock.

Item 3.02                                           Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

The foregoing descriptions of the Warrant Agreement, the 2014 Warrant Agreement Amendment, the 2012 Warrant Agreement Amendment, the Securities Purchase Agreement and the Sentient Agreement are not complete and are qualified in their entireties by reference to the full text of the agreements, copies of which are filed as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, Exhibit 10.1 and Exhibit 10.2, respectively, to this report and are incorporated by reference herein.

A copy of the opinion of Davis Graham & Stubbs LLP relating to the legality of the issuance and sale of the Offering Shares in the Offering is attached as Exhibit 5.1 to this report.

(d) Exhibits

Exhibit No.	Description
4.1	Warrant Agreement by and between Golden Minerals Company and Computershare Trust Company N.A., dated as of May 6, 2016

4.2	Amendment No. 1 to Warrant Agreement by and between Golden Minerals Company and Computershare Trust Company N.A., dated as of September 10, 2014

4.3	Amendment No. 2 to Warrant Agreement by and between Golden Minerals Company and Computershare Trust Company N.A., dated as of September 19, 2012

5.1	Opinion of Davis Graham & Stubbs LLP

10.1	Form of Securities Purchase Agreement between Golden Minerals Company and certain institutional investors, dated as of May 2, 2016

10.2	Agreement Regarding Warrants Exercise and Note Conversion by and between Golden Minerals Company and Sentient Global Resources Fund IV, L.P. dated as of May 2, 2016

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2016

Golden Minerals Company

	By:	/s/ Robert P. Vogels
		Name:	Robert P. Vogels
		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Warrant Agreement by and between Golden Minerals Company and Computershare Trust Company N.A., dated as of May 6, 2016

4.2	Amendment No. 1 to Warrant Agreement by and between Golden Minerals Company and Computershare Trust Company N.A., dated as of September 10, 2014

4.3	Amendment No. 2 to Warrant Agreement by and between Golden Minerals Company and Computershare Trust Company N.A., dated as of September 19, 2012

5.1	Opinion of Davis Graham & Stubbs LLP

10.1	Form of Securities Purchase Agreement between Golden Minerals Company and certain institutional investors, dated as of May 2, 2016

10.2	Agreement Regarding Warrants Exercise and Note Conversion by and between Golden Minerals Company and Sentient Global Resources Fund IV, L.P. dated as of May 2, 2016

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)